PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 13, 1997)

                                 $300,000,000

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                          6% NOTES DUE FEBRUARY 1, 2002

         The Notes will bear interest from February 1, 1998, at the rate of 6% per annum, payable semiannually on February 1 and August 1, commencing August 1, 1998. The Notes will not be redeemable prior to maturity and will not be subject to any sinking fund. See "Description of Notes."

         The Notes will be represented by Global Notes registered in the name of the Depository's nominee. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and, with respect to the beneficial owners' interests, by the
Depository's  participants.   Except  as  described  in  the Prospectus,  Notes
in  definitive  form  will not be  issued.  See "Book-Entry, Delivery and Form."
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------
                       PRICE TO          UNDERWRITING      PROCEEDS TO
                       PUBLIC (1)        DISCOUNT          COMPANY (1)(2)
--------------------------------------------------------------------------
Per Note ...............99.908%          .400%              99.508%
Total .................$299,724,000      $1,200,000        $298,524,000
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         (1)Plus accrued interest from February 1, 1998.
         (2)Before deduction of expenses payable by the Company estimated at $210,000.
                               ------------------
         The Notes are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the Global Note in book-entry form will be made on or about February 5, 1998, through the facilities of The Depository Trust Company, against payment therefor in same-day funds.
                               ------------------
BEAR, STEARNS & CO. INC.

         ARTEMIS CAPITAL GROUP, INC.

                  BLAYLOCK & PARTNERS, L.P.

                           THE WILLIAMS CAPITAL GROUP, L.P.

                                February 2, 1998

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE NOTES. THE PROSPECTUS SUPPLEMENT IS PART OF AND MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING PROSPECTUS DATED AUGUST 13, 1997. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

         CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING PURCHASES OF THE NOTES TO STABILIZE THEIR MARKET PRICE AND PURCHASES OF THE NOTES TO COVER ANY SHORT POSITION IN THE NOTES MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                       RATIO OF EARNINGS TO FIXED CHARGES

                   NINE MONTHS ENDED               YEARS ENDED
                   SEPTEMBER 30,                   DECEMBER 31,
                   -----------------               ------------
                   1997         1996               1996    1995
                   ----         ----               ----    ----
                   1.45         1.43               1.41    1.36

         The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges.

         See "Ratio of Earnings to Fixed Charges" in the accompanying Prospectus for additional information.

                              DESCRIPTION OF NOTES

         The Notes offered hereby will be limited to $300,000,000 aggregate principal amount and are to be issued under an Indenture dated as of July 1, 1982, as amended, which is more fully described in the accompanying Prospectus.

         The Notes are not redeemable by the Company prior to maturity. The Notes will bear interest from February 1, 1998, payable semiannually on each February 1 and August 1, the first such payment to be made on August 1, 1998 in respect of the period from February 1, 1998 to August 1, 1998, to the persons in whose names the Notes are registered at the close of business on the 15th day of the calendar month next preceding such February 1 and August 1.

         The Notes will be issued in book-entry form. See "Book-Entry, Delivery and Form" in the accompanying Prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an Underwriting Agreement dated February 2, 1998, the Underwriters named below have severally agreed to purchase and the Company has agreed to sell to them, severally, the respective principal amounts of Notes set forth below.


                                                                 PRINCIPAL
                  NAME                                            AMOUNT
                  ----                                         ------------
Bear, Stearns & Co. Inc. ......................................$ 75,000,000
Artemis Capital Group, Inc. ...................................  75,000,000
Blaylock & Partners, L.P.  ....................................  75,000,000
The Williams Capital Group, L.P. ..............................  75,000,000
                                                               ------------
                  Total    ....................................$300,000,000
                                                               ============

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Application will be made to list the Notes on the New York Stock Exchange. There can be no assurance that there will be a secondary market for the Notes. However, from time to time, the Underwriters may make a market in the Notes.

         The Company has been advised by the Underwriters that the Underwriters propose to offer the Notes to the public initially at the offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of .20% of the principal amount of the Notes; that the Underwriters and such dealers may reallow a discount not in excess of .15% of such principal amount on sales to certain other dealers; and that after the initial public offering the public offering price and concession and discount to dealers may be changed by the Underwriters.

         In connection with this offering, certain Underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Notes for the purpose of stabilizing their market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Notes in connection with the offering than they are committed to purchase from the Company, and in such case may purchase Notes in the open market following completion of the offering to cover such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         In the ordinary course of their respective businesses, affiliates of the Underwriters have engaged, and will in the future engage, in commercial banking and investment banking transactions with the Company and certain of its affiliates.

                               RECENT DEVELOPMENTS

         General Motors Acceptance Corporation (formerly named GMAC Financial Services Corporation), a wholly-owned subsidiary of General Motors Corporation, was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, the Company merged with General Motors Acceptance Corporation ("GMAC"), a wholly-owned subsidiary of General Motors Corporation, originally incorporated in 1919 under the New York Banking Law relating to investment companies. The Company was the surviving entity of such merger and assumed all of the assets, liabilities and obligations of GMAC on January 1, 1998. The name of the Company was changed to General Motors Acceptance Corporation on January 1, 1998.

                                 LEGAL OPINIONS

         The validity of the Notes offered hereby will be passed on for the Company by Martin I. Darvick, Esq., Assistant General Counsel of the Company, and for the Underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares, and has options to purchase shares, of General Motors Corporation common stock, $1 2/3 par value.

         The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel for General Motors Corporation and the Company in various matters.

PROSPECTUS

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                 DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

     General Motors Acceptance Corporation (the "Company"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may offer from time to time its debt securities (the "Debt Securities") and its warrants (the "Warrants") to purchase any of the Debt Securities, for issuance and sale, at an aggregate initial offering price not to exceed $5,000,000,000, on terms to be determined at the time of sale. The Debt Securities and the Warrants are herein collectively called the "Securities." The terms of the Debt Securities including, where applicable, the specific designation, aggregate principal amount, maturity, rate and time of payment of interest, purchase price, any terms for redemption and the agent, dealer or underwriter, if any, in connection with the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). Where Warrants are to be offered, a Prospectus Supplement shall set forth the offering price or terms, a description of the Debt Securities for which each Warrant is exercisable, the aggregate number, exercise price or prices, exercise period or periods, the expiration date or dates of the Warrants, the currency or currencies in which such Warrants are exercisable, the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration, and the Warrant Agent acting under the Warrant Agreement pursuant to which the Warrants are to be issued. The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents.

                               ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------------------

     If an agent of the Company or a dealer or underwriter is involved in the sale of the Securities in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Securities will be the purchase price of Securities sold less the aggregate of agents' commissions and underwriter discounts and other expenses, if any, of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.

AUGUST 13, 1997

     IN CONNECTION WITH THE OFFERING OF THE SECURITIES, THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. SEE PLAN OF DISTRIBUTION.

                               ------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER.

                               ------------------------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

                               -------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act are incorporated by reference in this Prospectus.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               ------------------------------

     THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                            G. E. GROSS, COMPTROLLER
                      GENERAL MOTORS ACCEPTANCE CORPORATION
                      3044 WEST GRAND BOULEVARD, ANNEX 103
                              MAIL CODE 482-1X1-103
                             DETROIT, MICHIGAN 48202
                                  (313) 556-1240

                           PRINCIPAL EXECUTIVE OFFICES

     General Motors Acceptance Corporation has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).


                       RATIO OF EARNINGS TO FIXED CHARGES

      SIX MONTHS ENDED
           JUNE 30                           YEARS ENDED DECEMBER 31
      ------ ----------             ----------------------------------------
      1997         1996             1996     1995     1994     1993     1992
      ----         ----             ----     ----     ----     ----     ----
      1.47         1.43             1.41     1.36     1.33     1.33     1.35

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries; fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be added to the general funds of the Company and will be available for the purchase of receivables, the making of loans or the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or invested in short-term securities.


                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby are to be issued under an Indenture dated as of July 1, 1982, as amended by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of June 15, 1987, a Third Supplemental Indenture dated as of September 30, 1996 and as further amended by the Trust Indenture Reform Act of 1990 (together, the "Indenture"), between the Company and The Bank of New York, Successor Trustee (the "Trustee"), copies of which are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms.

     The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, except as authorized from time to time by the Company's Board of Directors. (Section 2.01 of the Indenture.)

GENERAL

     Reference is made to the Prospectus Supplement for the following terms of the Debt Securities being offered thereby: (1) the designation of such Debt Securities; (2) the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates per annum, if any, at which such Debt Securities will bear interest; (6) the times at which such interest, if any, will be payable; (7) the date, if any, after which such Debt Securities may be redeemed and the redemption price; (8) the currency or currencies in which such Debt Securities are issuable or payable; (9) the exchanges, if any, on which such Debt Securities may be listed and (10) whether such Debt Securities shall be issued in book-entry form. Principal and interest, if any, will be payable, and, unless the Debt Securities are issued in book-entry form, the Debt Securities offered hereby will be transferable, at the office of the Trustee, 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto. (Sections 2.04 and 4.02 of the Indenture.)

     The Debt Securities will be unsecured and unsubordinated and will rank PARI PASSU with all other unsecured and unsubordinated obligations of the Company (other than obligations preferred by mandatory provisions of law).

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold as a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the accompanying Prospectus Supplement relating thereto.

     As used herein, Debt Securities shall include Debt Securities denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in any other freely transferable currency or in European Currency Units.

     If a Prospectus Supplement specifies that Debt Securities are denominated in a currency other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest on such Debt Securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

     If a Prospectus Supplement specifies that the Debt Securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. The Company will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected, including making any required filings with the Commission and the furnishing of certain information to the holders of the Debt Securities.

BOOK-ENTRY, DELIVERY AND FORM

     Unless otherwise indicated in the Prospectus Supplement, the Debt Securities will be issued in the form of one or more fully registered global securities (collectively, the "Global Debt Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee. Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the underwriters named in the Prospectus Supplement), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

     The Depository advises that pursuant to procedures established by it (i) upon issuance of the Debt Securities by the Company, the Depository will credit the account of Participants designated by the underwriters with the principal amounts of the Debt Securities purchased by the underwriters, and (ii) ownership of beneficial interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants' interests), the Participants and the indirect participants (with respect to the owners of beneficial interests in the Global Debt Security). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debt Security is limited to such extent.

     As long as the Depository's nominee is the registered owner of the Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the Debt Securities under the Indenture. Except as provided below, owners of beneficial interests in the Global Debt Security will not be entitled to have any of the Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Neither the Company, the Trustee, any Paying Agent nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Debt Securities registered in the name of the Depository's nominee will be made by the Trustee to the Depository's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal and interest on the Debt Securities and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Debt Securities to owners of beneficial interests in the Global Debt Security. The Depository has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depository. Payments by Participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such Participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

     If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive form in exchange for the Global Debt Security. In addition, the Company may at any time determine not to have the Debt Securities represented by the Global Debt Security and, in such event, will issue Debt Securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of such Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06 of the Indenture.)


CERTAIN COVENANTS AS TO LIENS

     The only financial covenant applicable to the Debt Securities is that described below. That covenant requires that the Debt Securities be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in the Company's debt-to-equity ratio.

     The Debt Securities are not secured by mortgage, pledge or other lien. The Company will covenant in the Debt Securities that so long as any of the Debt Securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the Debt Securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

     (a) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

     (b) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

     (c) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company;

     (d) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

     (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (d) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 4.03 of the Indenture.)

     Similar covenants are applicable to the Company's other term indebtedness, but not all contain the exceptions set forth in clauses (d) and (e) above.


MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment (voting as one class), provided that no such modification shall (a) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under the Indenture. (Section 10.02 of the Indenture.)

EVENTS OF DEFAULT

         An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being (a) default in payment of any principal or premium, if any, on such series; (b) default for 30 days in payment of any interest on such series; (c) default for 30 days after notice in performance of any other covenant in the Indenture; or (d) certain events of bankruptcy, insolvency or reorganization. (Section 6.01 of the Indenture.)

         No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default under clause (a) or (b) shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of each such series then outstanding may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of such series to be due and payable. In case an Event of Default under clause (c) or (d) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted Debt Securities, the amount specified in the terms thereof) of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all the outstanding Debt Securities, as the case may be), except in a case of failure to pay principal or premium, if any, or interest on such Debt Security for which payment had not been subsequently made. (Section 6.01 of the Indenture.) The Company is required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 4.05 of the Indenture.) The Indenture provides that the Trustee may withhold notice to the securityholders of any default (except in payment of principal, premium, if any, or interest) if it considers it in the interest of the securityholders to do so.
(Section 6.07 of the Indenture.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable indemnity or security. (Sections 7.01 and 7.02 of the Indenture.)

     Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a separate class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 6.06 of the Indenture.)

CONCERNING THE TRUSTEE

     The Bank of New York is the Successor Trustee under the Indenture. It is also Successor Trustee under various other indentures covering outstanding Notes and Debentures of the Company. The Bank of New York and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, the Company and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of the Company and certain of its affiliates.


                             DESCRIPTION OF WARRANTS

GENERAL

     The following statements with respect to the Warrants are summaries of the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

     The Warrants will be evidenced by Warrant Certificates (the "Warrant Certificates") and, except as otherwise specified in the Prospectus Supplement accompanying this Prospectus, may be traded separately from any Debt Securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a Warrant does not have any of the rights of a holder of a Debt Security in respect of, and is not entitled to any payments on, any Debt Securities issuable (but not yet issued) upon exercise of the Warrants.

     The Warrants may be issued in one or more series, and reference is made to the Prospectus Supplement accompanying this Prospectus relating to the particular series of Warrants, if any, offered thereby for the terms of, and other information with respect to, such Warrants, including: (1) the title and the aggregate number of Warrants; (2) the Debt Securities for which each Warrant is exercisable; (3) the date or dates on which such Warrants will expire; (4) the price or prices at which such Warrants are exercisable; (5) the currency or currencies in which such Warrants are exercisable; (6) the periods during which and places at which such Warrants are exercisable; (7) the terms of any mandatory or optional call provisions; (8) the price or prices, if any, at which the Warrants may be redeemed at the option of the holder or will be redeemed upon expiration; (9) the identity of the Warrant Agent; (10) the exchanges, if any, on which such Warrants may be listed and (11) whether such Warrants shall be issued in book-entry form.

EXERCISE OF WARRANTS

     Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the Warrant, and by communicating to the Warrant Agent the identity of the Warrantholder and the number of Warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable Debt Securities, the form of which shall be set forth in the Prospectus Supplement. If less than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants.


                              PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and
(iv) through dealers.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, as amended, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933. Among others, one or more of the following firms may act as managing underwriter(s) with respect to the offering of the Securities: Bear Stearns & Co. Inc., Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley Dean Witter, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and UBS Securities LLC.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

     In connection with the offering of the Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the Securities for their own account by selling more Securities than have been sold to them by the Company. The Underwriters may elect to cover any such short position by purchasing Securities in the open market. In addition, the Underwriters may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Securities to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


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